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Exhibit 10.13

GUARANTEE & INDEMNITY—CROSS BORDER (ALL MONIES)

Dated:
In this deed:
"the guarantor"	is TRM Corporation Inc. of 5208 N.E. 122nd Avenue, Portland, Oregon 97230 - 1074, United States of America
"the company"	is BARCLAYS MERCANTILE BUSINESS FINANCE LIMITED (a company registered in England, company number 898129) whose registered office is at Churchill Plaza, Churchill Way, Basingstoke, Hampshire, RG21 7GP
"the customer"	is TRM Copy Centres (U.K.) Limited (a company registered in England, company number 3220922) whose registered office is at Unit 4, Brunel Centre, Newton Road, Crawley, West Sussex, RH10 2US
1.1
In this deed the masculine includes the feminine and the neuter and the singular includes the plural and vice versa.

1.2
Where there are two or more guarantors for the same obligation (whether by this deed or otherwise) the liability of such guarantors shall be joint and several.

1.3
If more than one person is specified or referred to above as the customer, the word customer shall be construed in this deed as referring to and including each such person.

1.4
The headings are for ease of reference and do not affect the construction of this deed.

2.1
The guarantor unconditionally and irrevocably hereby undertakes to the company:

(i)
that the guarantor will on demand in writing made to the guarantor pay or discharge to the company all monies and liabilities which shall for the time being (and whether on or at any time after such demand) be due, owing or incurred to the company by the customer whether actually or contingently and whether solely or jointly with any other person and whether as principal or surety and including interest thereon; and

(ii)
that the guarantor will on demand in writing made to the guarantor perform and comply with all other obligations of the customer under or in respect of any contracts from time to time entered into between the company and the customer which obligations the customer has failed to perform or comply with; and in respect thereof to pay the legal and other costs and expenses of the company with value added tax (if any) thereon.

2.2
In addition to and without prejudice to clause 2.1 above, the guarantor unconditionally and irrevocably hereby undertakes to indemnify and keep the company indemnified against any loss or damages and the legal and other costs and expenses with value added tax (if any) thereon suffered or incurred by the company as a result of the failure of the customer to meet any of its liabilities or perform any of its obligations to the company.

2.3
The maximum amount ultimately enforceable under this deed shall not exceed £7,300,000and in addition the interest, legal and other costs and expenses referred to in clauses 2.1 and 2.2 above.

3.1
This deed shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money due, owing or incurred to the company, but shall be a continuing security and shall extend to cover any sum or sums of money which shall for the time being be comprised in the indebtedness of the customer to the company hereby secured.

3.2
The guarantee and indemnity comprised in this deed shall be binding as a continuing security on the guarantor until the date which is 30 days after the company shall have received from the guarantor (or the executor or administrator of a deceased guarantor) notice to discontinue it in respect of contracts that may be entered into between the customer and the company after such date of discontinuance, but, notwithstanding such discontinuance, the guarantor shall remain liable under this deed in respect of all contracts entered into between the customer and the company dated prior to such date of discontinuance until all obligations under or in respect of such contracts have been performed.

3.3
The guarantor undertakes to give the company notice in respect of any customer which is a subsidiary (as defined by Section 736 of the Companies Act 1985 or any amendment or re-enactment thereof) of the guarantor forthwith on such customer ceasing to be its subsidiary.

3.4
To be validly given any notice from the guarantor to the company must be in writing and addressed to the company at its registered address stated below, marked for the attention of the company secretary.

4.
The liability hereunder of the guarantor shall be as a primary obligor (as between the guarantor and the company) and not merely as a surety and (without prejudice to the generality of the foregoing) shall not be impaired or discharged by reason of any time or other indulgence granted by the company to the customer or by reason of any arrangement entered into or composition agreed by the company modifying (by operation of law or otherwise) the rights and remedies of the company or of any omission on the part of the company to enforce any of its rights against the customer or by the withdrawal by the company of any facilities from the customer or by the substitution of any goods for those originally let to the customer by the company.

5.
The company shall be at liberty without thereby affecting its rights under this deed at any time and from time to time, at its absolute discretion, to release, discharge, compound with or otherwise vary or agree to vary any other securities held or to be held by the company for the liabilities or obligations of the customer or the liability of the guarantor under this deed or to make any other arrangements with any one or more guarantor and no such release, discharge, composition, variation, agreement or arrangement shall prejudice or in any way affect the rights and remedies of the company against any other guarantor.

6.
The guarantor shall rank in any insolvency in respect of any sum paid hereunder by it and in respect of any other rights which may accrue howsoever to it in respect of any sum so paid and be entitled to enforce the same only after all sums hereby secured have been paid.

7.
Any security for the time being held by the guarantor from the customer in respect of this deed shall be held in trust for the company as security for the liability of the guarantor hereunder.

8.
This deed shall be in addition to any other guarantee or other security for the customer which the company may now or hereafter hold.

9.
For purposes of the liability of the guarantor under this deed every sum of money which may now be or which hereafter may become due or owing to the company by the customer or would have become so due or owing were it not for the appointment of an administrator, receiver, administrative receiver or liquidator of the business or assets of the customer or any part thereof or is deemed to become so due on such appointment shall be deemed to continue due and owing until actually paid to the company notwithstanding the intervening insolvency or winding up of the customer.

10.
Any money received hereunder may be placed and kept to the credit of a suspense account for so long as the company thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any moneys or liabilities due, owing or incurred by the customer to it. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement the company may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this deed had not been executed.

11.1
The execution of this deed by any body corporate named as guarantor shall constitute a warranty that the execution of and performance of this deed is within the powers of such body corporate and constitutes an enforceable liability of that body corporate.

11.2
No defect in the execution of this deed by any guarantor shall affect the liability of any other guarantor.

12.
A certificate by the Secretary or other officer of the company as to the monies and liabilities for the time being due and not paid or discharged on first demand made by the company on the customer shall, in the absence of manifest error, be conclusive evidence against the guarantor and the customer in any legal proceedings.

13.1
If under any applicable law and whether pursuant to a judgment being made or registered against the guarantor or for any other reason, any payment under or in connection with this deed is made or falls to be satisfied in a currency (the "other currency") other than sterling, then to the extent that the payment (when converted into sterling at the rate of exchange on the date of payment or, if it is not practicable for the company to purchase sterling with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for the company to do so or, in the case of the guarantor's liquidation, bankruptcy or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, bankruptcy or analogous process) actually received by the company falls short of the amount due under the terms of this deed the guarantor shall, as a separate and independent obligation, indemnify and hold the company harmless against the amount of such shortfall.

13.2
For the purpose of this clause "rate of exchange" means the rate at which the company is able on the relevant date to purchase sterling with the other currency, and shall take into account any premium and other costs of exchange.

14.
All payments hereunder shall be made without set-off or counter-claim and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of any nature whatsoever. If the guarantor should be compelled by law to deduct or withhold such taxes, it shall pay such additional amounts to the company as may be necessary in order that the actual amount received by the company after deduction or withholding (and after deduction of an amount equal to any additional taxes or other charges required to be deducted or withheld as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required. If the guarantor shall make any deduction or withholding from any amount paid hereunder, it shall upon request forthwith supply the company with official receipts or other evidence acceptable to the company establishing payment of such deducted or withheld amounts by the guarantor to the appropriate taxing or other authority.

15.
Each provision in this deed shall be construed as a separate provision and, if part or the entirety of any provision is held by any court of competent jurisdiction to be unenforceable or unenforceable in respect of one or more of several customers, such unenforceability shall have no effect upon and shall not impair the validity, enforceability or legality of the remaining parts of such provision or of any other provision contained in this deed or its validity, enforceability or legality in respect of any other customer.

16.1
This deed shall be governed by and construed in accordance with the law of England.

16.2
The guarantor hereby submits to the non-exclusive jurisdiction of the High Court of Justice in London and, without prejudice to the generality of the foregoing, agrees that the company may take proceedings against the guarantor in any jurisdiction it considers fit.

16.3
The taking of proceedings in any one jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

16.4
The guarantor waives any objection which it may have now or at any time in the future to the taking of proceedings in any jurisdiction or that such proceedings are brought in an inconvenient forum.

17.
The guarantor hereby appoints the customer to be the guarantor's agent to accept on the guarantor's behalf any demand under this deed or service of proceedings commenced in England and will at all times maintain an agent in England to accept service of demands and/or proceedings on the guarantor's behalf.

IN WITNESS whereof this deed was entered into the day and year first before written.

EITHER

The Common Seal of TRM Corporation Inc.

has been hereunto affixed
in the presence of:

Director

Secretary

0R

Signed by	/s/ Kenneth L. Tepper	Signature(s) confirmed by

	Kenneth L. Tepper	\s\ Rebecca Demy
And		Assistant Secretary
/s/ Amy B. Smith for and on

Amy B. Smith

behalf of TRM Corporation Inc.
pursuant to a resolution of the Board of
Directors (a certified copy of which is
annexed hereto)

I/we/each of us hereby acknowledge(s) receipt of a copy of the above guarantee.

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  Exhibit 10.13
GUARANTEE & INDEMNITY—CROSS BORDER (ALL MONIES)